                                                                 EXHIBIT 10 (s)
                                                                 --------------

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------

                                 FIRST AMENDMENT

                                       TO

                                CREDIT AGREEMENT
                                ----------------

         This Amendment to Credit Agreement (the "First Amendment") is made as of the 11th day of August 2000 by and among Computer Task Group, Incorporated, a Delaware corporation having its principal office and place of business at 800 Delaware Avenue, Buffalo, New York 14209 (the "Borrower"), the banks listed on the signature pages hereto (individually, a "Bank" and collectively, the "Banks"), and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Agent") for the Banks under a Credit Agreement dated as of August 24, 1999 among the Borrower, the Banks and the Agent, (the "Credit Agreement").

                                   WITNESSETH:

         WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement;

         NOW, THEREFORE, it is agreed as follows:

                           1. Definitions. Capitalized terms used herein without
definition have the meanings given to such terms in the Credit Agreement.

                           2. Amendments. Upon fulfillment of the conditions set
forth in Section 3 hereof, the Credit Agreement shall be amended as follows:

                                    2.1 Section 1.01 of the Credit Agreement
shall be amended by amending the definition of "Applicable Rate" to read in full as follows:

         "Applicable Rate" means, for any day, with respect to any ABR Loan, Eurocurrency Loan or Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurocurrency Spread", "Eurodollar Spread" or "Facility Fee Rate", as the case may be, set forth in the chart below which corresponds to the range of ratios in which the Borrower's Total Funded Debt to Consolidated EBITDA Ratio as at the end of the preceding Fiscal Quarter falls:

---------------------------------------------------------------------------------------------------------------
Total Funded Debt to Consolidated               ABR              LIBOR          Eurocurrency       Facility Fee
EBITDA Ratio                                  Spread            Spread            Spread              Rate
---------------------------------------------------------------------------------------------------------------
Equal to or Less than 0.75 to 1.0              0.0%             0.325%            0.325%             0.100%
---------------------------------------------------------------------------------------------------------------

Greater than 0.75 to 1.0 but equal to          0.0%             0.460%            0.460%             0.125%
or less than 1.50 to 1.0
---------------------------------------------------------------------------------------------------------------

Greater than 1.50 to 1.0 but equal to          0.0%             0.600%            0.600%             0.150%
or less than 2.25 to 1.0
---------------------------------------------------------------------------------------------------------------

Greater than 2.25 to 1.0                       0.0%             1.25%             1.25%              0.300%
---------------------------------------------------------------------------------------------------------------


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         For purposes of the foregoing, all adjustments under this definition shall be determined as of the first day of the Fiscal Quarter following the date the Borrower's financial statements and Compliance Certificate are required to be delivered pursuant to items (a), (b) and (c) of Section 5.01. Anything here 1 inabove to the contrary notwithstanding, from the date hereof until the last day of any Fiscal Quarter on which the Borrower shall have both (i) a ratio, measured on a rolling four Fiscal Quarter basis, of Consolidated EBITDA to Consolidated Interest Expense to equal to or greater than 5.0: 1.0 and (ii) a Total Funded Debt to Consolidated EBITDA Ratio to equal to or less than 2.5 to 1.0, the "Eurocurrency Spread" and "Eurodollar Spread" set forth in the above chart shall be 1.75% and the "Facility Fee" in the above chart shall be 0.500%.

                                    2.2 Section 1. 0 1 of the Credit Agreement
shall be amended by amending the definition of "Commitment" to read in full as follows:

         "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.0 1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $ 100,000,000: provided, however, other than for purposes of Section 2.12(a), from the date hereof until the last day of any Fiscal Quarter on which the Borrower shall have both (i) a ratio, measured on a rolling four Fiscal Quarter basis, of Consolidated EBITDA to Consolidated Interest Expense to equal to or greater than 5.0: 1.0 and (ii) a Total Funded Debt to Consolidated EBITDA Ratio to equal to or less than 2.5 to 1.0, the initial aggregate amount of the Lender's Commitment, is $50,000,000 and each Lender's Commitment shall be $ 10,000,000.

                                    2.3 Section 6. 10 (a) and (b) of the Credit
Agreement shall be amended to read in full as follows:

         SECTION 6. 10. FINANCIAL COVENANTS.

                  (a) INTEREST COVERAGE. As of the last day of each Fiscal Quarter, the Borrower shall not permit its ratio, measured on a rolling four Fiscal Quarter basis, of Consolidated EBITDA to Consolidated Interest Expense to be less than 2. 10 to 1.0 prior to January 1, 2001 and 5.0 to 1.0 thereafter.

                  (b) TOTAL FUNDED DEBT TO CONSOLIDATED EBITDA RATIO. As of the last day of each Fiscal Quarter, the Borrower shall not pen-nit its Total Funded Debt to Consolidated EBITDA Ratio to exceed 5.75 to 1.0 prior to January 1, 2001 and 2.5 to 1.0 thereafter.

                           3. Conditions of Effectiveness. This First Amendment
shall not become effective until each of the following has been satisfied:

                                    3.1 Copies of resolutions adopted by the
board of directors of the Borrower, certified by the Secretary of the Borrower, as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Borrower to enter into this First Amendment shall have been delivered to the Agent and the Banks.

                                    3.2 This First Amendment shall have been
executed by the Borrower, the Banks and the Agent.

                                    3.3 The Borrower shall have paid to the
Agent for the account of the Banks, which approve this amendment on or before August 4, 2000, an amendment fee of $25,000.

                           4. Representations. The Borrower represents and
warrants to the Agent and the Banks that:



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                                    4.1 The execution, delivery and performance
of this First Amendment are within its powers, have been duly authorized and are not in contravention of any law, of the terms of its certificate of incorporation or by-laws or any material undertaking to which it is a party or by which it is bound.

                                    4.2 This First Amendment is the legal, valid
and binding obligation of the Borrower enforceable against it in accordance with its terms.

                                    4.3 Except to the extent of changes which
individually and in the aggregate are not material to the Borrower and its Subsidiaries taken as a whole, after giving effect to the amendments contained herein, the representations and warranties contained in Article III of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, provided, however, that the representations and warranties contained in Section 3.04 shall be deemed to have been made with respect to the financial statements most recently delivered pursuant to Section 5. 1.

                                    4.4 No Event of Default and no event which
with notice or lapse of time or both would become an Event of Default has occurred or is continuing, except for any Events of Default that have been waived.

                           5. Expenses. As provided in the Credit Agreement, but
without limiting any terms or provisions thereof, the Borrower shall pay on demand all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment, including without limitation the reasonable costs and expenses of the Agent's legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof.

                           6. Miscellaneous. Except as expressly amended hereby,
the Borrower agrees that the Credit Agreement and the other Borrower's Loan Documents and all other documents and agreements executed by the Borrower in connection with the Credit Agreement in favor of the Agent or the Banks are ratified and confirmed and shall remain in full force and effect, and it has no set-off, counterclaim or defense with respect to any of the foregoing.

                           7. Counterparts. This First Amendment may be executed
in one or more Counterparts, each of which shall be deemed an original. Said counterparts shall constitute one and the same instrument and shall be binding upon each of the parties to this First Amendment as fully and completely as if all had signed the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.

                               Borrower:
                               COMPUTER TASK GROUP, INCORPORATED.
                   By:         James R. Boldt
                               Vice President and Chief Financial Officer

                               Agent:
                               THE CHASE MANHATTAN BANK
                   By:         Alan E. Boyce
                               Vice President
                   Address:    2300 Main Place Tower
                               Buffalo, New York 14202

                               Banks:
                               THE CHASE MANHATTAN BANK
                   By:         Alan E. Boyce
                               Vice President
                   Address:    2300 Main Place Tower
                               Buffalo, New York 14202

                               FLEET NATIONAL BANK
                   By:         Gerald Lee
                               Vice President
                   Address:    Corporate Banking West 9" Floor
                               10 Fountain Plaza
                               Buffalo, New York 14202
                               Attn: Corporate Banking Group

                               KEY BANK NATIONAL ASSOCIATION
                   By:         Mark F. Wachowiak
                               Assistant Vice President
                   Address:    Corporate Banking Dept. 5" Floor
                               Key Center
                               50 Fountain Plaza
                               Buffalo, NY 14202

                               MANUFACTURERS AND TRADERS TRUST COMPANY
                   By:         Robert J. Daigler
                               Vice President
                   Address:    One Fountain Plaza
                               Buffalo, New York 14203

                               HSBC BANK USA
                   By:         Ted Oexle
                               Vice President
                   Address:    Corporate Banking Dept 23rd Floor
                               One HSBC Center
                               Buffalo, NY 14203



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